Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 7, 2006 (File No. 333-131624), the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 29, 2007 (File No. 333-146985),  the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 13, 2011 (File No. 333-176817), the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on June 21, 2012 (File No. 333-182257) and the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on June 21, 2012 (File No. 333-182273)  of our report dated April 1, 2013  relating to the consolidated balance sheets of Saratoga Resources, Inc. and Subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of operations, shareholders’ equity (deficit), and cash flows for each of the three years in the period ended December 31, 2012.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

MaloneBailey, LLP

www.malone−bailey.com

Houston, Texas

April 1, 2013